EXHIBIT 23

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements of F.N.B. Corporation of our reports dated February 26, 2019, with respect to the consolidated financial statements of F.N.B. Corporation and subsidiaries and the effectiveness of internal control over financial reporting of F.N.B. Corporation included in this Annual Report (Form 10-K) of F.N.B. Corporation for the year ended December 31, 2018.

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Registration Statement on Form S-3 relating to the Premier Commercial Bank Director Stock Option Plan; Premier Commercial Bank Employee Stock Option Plan; American Community Bank 2001 Incentive Stock Option Plan; Yadkin Valley Financial Corporation 1999 Stock Option Plan; VSB 2006 Omnibus Stock Ownership and Long Term Incentive Plan; and Patriot State Bank 2007 Incentive Stock Option Plan, all assumed by F.N.B. Corporation (File #333-213776).

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Registration Statement on Form S-8 relating to the Metro Bancorp, Inc. Amended and Restated 2006 Employee Stock Option and Restricted Stock Plans, both assumed by F.N.B. Corporation (File #333-207334).

•	Registration Statement on Form S-8 relating to the F.N.B. 2007 Incentive Compensation Plan (File #333-176202).

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Registration Statement on Forms S-3 and S-8 relating to the following Parkvale Financial Corporation plans: 1993 Key Employee Stock Compensation Program; 1993 Directors’ Stock Option Plan; Amended and Restated 2004 Stock Incentive Plan, all assumed by F.N.B. Corporation (File #333-177050).

•	Registration Statement on Form S-8 relating to the F.N.B. Corporation 401(k) Plan (File #333-185929).

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Registration Statement on Forms S-3 and S-8 relating to the following PVF Capital Corp. plans: 1996 Incentive Stock Option Plan; 2000 Incentive Stock Option and Deferred Compensation Plan; 2008 Equity Incentive Plan and 2010 Equity Incentive Plan, all assumed by F.N.B. Corporation (File #333-189708).

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Registration Statement on Forms S-3 and S-8 relating to the BCSB Bancorp, Inc. 1999 Stock Option Plan, as Amended and Restated and 2009 Equity Incentive Plan, both assumed by F.N.B. Corporation (File #333-192414).

•	Registration Statement on Form S-8 relating to the 2007 Incentive Compensation Plan (File #333-204986).

•	Registration Statement on Form S-3 relating to the Dividend Reinvestment and Stock Purchase Plan (File #333-223403).

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Registration Statement on Form S-3ASR relating to the shelf registration of F.N.B. Corporation common stock, preferred stock, debt securities, depositary shares, warrants, stock purchase contracts, stock purchase units and units (File #333-224979).

•	Registration Statement on Form S-3ASR relating to the registration of FNB Financial Services, LP Subordinated Term Notes and Daily Notes (File #333-227149 and #333-227149-01).
/s/ Ernst & Young LLP
Pittsburgh, Pennsylvania
February 26, 2019